AGREEMENT


      THIS AGREEMENT ("Agreement") is made and entered into this 17th day of November, 1997, by and between SEATON GROUP, INC., a Delaware corporation ("Seaton"), HIREL HOLDINGS, INC., a Delaware corporation ("Hirel") and VINCENT MONTELIONE ("Montelione").

                             W I T N E S S E T H:

      WHEREAS,  Seaton is engaged in  negotiations  to acquire all of the issued and outstanding shares of UNITED INFORMATION SYSTEMS, INC., a Florida corporation, and UIS INDUSTRIAL LTDA, a Brazilian corporation (collectively hereinafter referred to as "UIS"); and

      WHEREAS, UIS is in the business of assembling, manufacturing, distributing and selling Windows-based computer parts, components and accessories, with sales of completed goods primarily to the Latin American market ("UIS Business"), and

      WHEREAS, Hirel, through the "Mac-in-Stock" division of its wholly-owned subsidiary, Hirel Marketing, Inc., is engaged in the sale of personal computers and accessories manufactured by or for use with personal computers manufactured by Apple Computer Company ("Mac-in- Stock Business"); and

      WHEREAS, Montelione, the president of Hirel, has extensive experience in the structuring and operation of businesses engaged in computer sales and computer sales related activities; and

      WHEREAS, UIS desires to retain 2M Capital Corp., a Florida corporation ("2M") in which Montelione is a shareholder, in order for 2M, by and through its employees (including Montelione) to provide certain consulting services to UIS; and

      WHEREAS, Montelione and Hirel entered into that certain Employment Agreement dated May 2, 1996 ("Employment Agreement"), which Employment Agreement provided certain restrictions on the ability of Montelione, directly or indirectly through a corporation in which he may be a shareholder, from providing consulting services to third parties; and

      WHEREAS, in order to induce Hirel to amend the Employment Agreement with Montelione so as to enable Seaton to enter into a Consulting Agreement with 2M, Seaton has agreed to transfer the "Seaton Stock" (as hereinafter defined) to Hirel.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.


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



      2. SEATON STOCK. Simultaneous with the closing by Seaton with its proposed acquisition of UIS, and in exchange for the agreement by Hirel to modify its Employment Agreement with Montelione as provided pursuant to Section 3 hereof, Seaton shall pay to Hirel the sum of $80,000, payable by issuance to Hirel of 200,000 shares of the common stock of Seaton, par value .001 ("Seaton Stock"). One hundred thousand (100,000) shares of the Seaton Stock may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise directly or indirectly disposed of for a period of twenty-four months following the date hereof without the prior written consent of a majority of the members of the Oversight Committee of 2M Capital Corp. (the "Restricted Shares"), while the remaining one hundred thousand (100,000) shares of the Seaton Stock shall not be subject to such restrictions on transfer (the "Unrestricted Shares"). The Restricted Shares may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise directly or indirectly disposed of for a period of twenty-four months following the date hereof without the prior written consent of a majority of the members of the Oversight Committee of 2M Capital Corp. The Seaton Stock shall not be registered as of the date of transfer, but shall be subject to registration as hereafter provided. Hirel is entitled to registration rights, including piggyback registration rights, for the Seaton Stock when Seaton proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering for its own account of any class of security (other than in connection with a merger pursuant to a Form S-3) or for the account of Seaton's shareholders. Seaton will bear all expenses of such registration. Seaton agrees to file a registration statement not later than January 1, 1998.

      3. CONSULTING AGREEMENT. In consideration of the Seaton Stock, Hirel and Montelione hereby agree to terminate the Employment Agreement, and in lieu thereof to enter into the Consulting Agreement in the form attached hereto and made a part hereof as Exhibit A ("Consulting Agreement"). The Consulting
Agreement shall be entered into at the Seaton Closing, and the Employment Agreement shall remain in full force and effect until the Seaton Closing. In the event that the Seaton Closing shall not occur on or before December 31, 1997, this Agreement shall be null and void and of no further force and effect, the Employment Agreement shall continue in full force and effect, and the Seaton Stock shall not be transferred to Hirel.

      4. RELEASE OF COVENANTS. Hirel hereby agrees that the operations of its Mac-in-Stock division consist solely of the sale of personal computers and accessories manufactured by Apple Computer Company ("Apple"), and that it is not engaged in the manufacture, sale or distribution of personal computers in Latin America, other than those manufactured by Apple. Accordingly, Hirel hereby agrees that it does not have, and shall not have, any cause or causes of action against Seaton, UIS or Montelione by virtue of any covenants against competition that may have previously been executed by Montelione with Hirel, or pursuant to the Consulting Agreement. Hirel further acknowledges and agrees that Montelione does not have any "confidential information," as such term is defined under the Employment Agreement, that does or could relate to the UIS business, and accordingly Hirel agrees that it has no cause or causes of action that may be brought against Seaton or Montelione as a result of the services to be provided by 2M to Seaton under the 2M Consulting Agreement.

      5. INDEMNIFICATION. Hirel hereby agrees to defend, indemnify and hold Seaton harmless from and against any and all liability, expense or damage


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


incurred or sustained by reason of any claims against Seaton arising out of or resulting from the contractual relationship between Hirel and Montelione, including, but not limited to, the release by Hirel from the Employment Agreement.

      6. NOTICES. All notices, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given (a) upon hand delivery thereof, (b) upon telefax and written confirmation of receipt, (c) upon receipt of any overnight deliveries, or (d) on the third (3rd) business day after mailing United States registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below their respective signatures, or to such other address or to such other person as any party shall designate to the others for such purposes in the manner hereinabove set forth.

      7. FURTHER ASSURANCES. The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

      8. SUCCESSORS AND ASSIGNS. This Agreement and any amendments hereto shall be binding upon and, to the extent expressly permitted by the provisions hereof, shall inure to the benefit of the parties, their respective successors and assigns.

      9. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the Partnership does business.

      10. ENTIRE AGREEMENT. This Agreement sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the Partnership, the Partnership business and the Partnership assets, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, except as set forth herein. In the event of any conflict between the terms of this Agreement and the Shareholders Agreement, the terms of the Shareholders Agreement shall govern.

      11. COUNTERPARTS. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

      12. GENDER. Whenever the context requires, any pronoun used herein may be deemed to mean the corresponding masculine, feminine or neuter in form thereof and the singular form of any nouns and pronouns herein may be deemed to mean the corresponding plural and vice versa as the case may require.

      13. ARBITRATION. Any controversy, dispute, disagreement or claim arising out of or related to any provision of this Agreement, or any alleged breach of provisions relating thereto, other than with respect to any provision hereunder for which injunctive or other equitable relief is specifically provided for hereunder, shall be settled exclusively by binding arbitration, which shall be conducted in Palm Beach County, Florida before a panel of three arbitrators in

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

accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall use their best efforts to conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered no later than ninety (90) business days after the delivery of the notice of arbitration nor later than twenty (20) days following conclusion of the arbitration hearing. The Final Determination must be signed by the arbitrator. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The parties to such arbitration may enforce any Final Determination in any state or federal court having jurisdiction over the dispute.

      14. REMEDIES. Each of the parties acknowledge and agree that in the event that a party hereto shall violate any of the restrictions or fail to perform any of the obligations hereunder, the other parties will be without adequate remedy at law and will therefore be entitled to enforce such restrictions or obligations by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies it may have at law or in equity.

      15. NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise; provided, however, that the provisions of Section 3 hereof shall inure to the benefit of UIS.

      16. NO RECORDATION. Neither this Agreement nor any memorandum thereof shall be recorded amongst the public records of any governmental authority without the prior written consent of all of the parties hereto.

      17. TIME OF THE ESSENCE. Time is of the essence as to all time periods set forth in this Agreement.

















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

      IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the date first above written.


                                         SEATON GROUP, INC.


                                          By: /s/ Angus Hay
                                             -----------------------------------
                                          Address:    1900 Corporate Boulevard
                                                      Suite 305 West
                                                      Boca Raton, FL  33431


                                          HIREL HOLDINGS, INC.


                                          By:  /s/ /s/ Gregory S. Fenech
                                             -----------------------------------
                                          Address:  650 S.W. 16th Terrace
                                                    Pompano Beach, FL 33069
                                                    Attention: President

                                          /s/ Vincent    Montelione
                                          --------------------------------------
                                          VINCENT    MONTELIONE,    individually
                                          Address:


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